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                                                                   EXHIBIT 10.35

                              CONSULTING AGREEMENT



         AGREEMENT, dated as of August 1, 1995, between DEVLIEG-BULLARD, INC., a Delaware corporation (the "Company"), and STANWICH PARTNERS, INC., a Delaware corporation (the "Consultant").

                             W I T N E S S E T H :

         WHEREAS, the Consultant, by and through its officers and other employees, has developed in connection with the conduct of its business and affairs various areas of expertise in the fields of general corporate management, corporate financing and business investment; and

         WHEREAS, the Company desires to obtain the assistance of the Consultant in those areas hereinabove enumerated and in which the Consultant is acknowledged to have expertise, for a period of three (3) years from the date of this Agreement; and

         WHEREAS, the Company wishes to employ the Consultant and the Consultant is desirous of being so employed;

         NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained, the parties agree as follows:

         1.      Engagement.

         The Company hereby engages the Consultant and the Consultant hereby accepts such engagement for the term set forth in Paragraph 3 below as a consultant.

         2.      Duties and Responsibilities.

         During the term hereof, the Consultant shall be a consultant to the Company, and shall render to the Company, by and through its officers, employees and agents as the Consultant, in its sole discretion, shall designate from time to time, executive consulting services. Said consulting services shall consist of general management, finance and business investment, and such other financial, administrative and management consulting services as shall from time to time be requested by the President of the Company and his authorized designees, up to a maximum not to exceed twenty (20) hours in any week during the term hereof unless the Consultant shall otherwise agree.

         3.      Term.

         The term of the Consultant's engagement pursuant to this Agreement shall commence on the date hereof and shall end on July 31, 1998.
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         4.      Compensation.

         For services rendered under this Agreement during the term hereof, the Company shall pay the Consultant compensation in the amount of $21,750 per month.

         5.      Reimbursement of Expenses.

         The Company agrees to reimburse the Consultant for all reasonable business expenses incurred or expended by such corporation and its employees incident to the performance of the Consultant's duties hereunder upon submission by the Consultant to the Company of expense reports and reasonable vouchers or other evidence supporting such expenses.

         6.      Restrictive Covenants and Confidentiality; Injunctive Relief.

         (a) Recognizing that certain of the knowledge, information and relationship with resources, suppliers and customers of the Company and their subsidiaries, and the knowledge of the Company's and its subsidiaries' financial condition, business methods, systems, trade secrets, know-how, proprietary processes, plans and policies which the Consultant has and shall hereafter establish, receive or obtain as an employee of the Company and its subsidiaries, are valuable, special and unique assets of the business of the Company and its subsidiaries, Consultant agrees that during and for a period of six months after the term of this Agreement, Consultant shall not disclose, without the prior written consent of the Board of Directors of the Company, any confidential proprietary or non-public proprietary knowledge or information pertaining to the Company and its subsidiaries, their management, financial condition, customer lists, trade secrets, know-how, proprietary processes, sources of supply, business, personnel, policies or prospects, to any person, firm, corporation or other entity other than Consultant's agents and employees, other than disclosure in the conduct of the business of the Company which the Consultant determines in good faith to be in the interest of the Company, provided that after the term hereof these restrictions shall not apply to such secrets, know-how and proprietary processes which are then in the public domain (provided that the Consultant was not directly responsible for such secrets, know-how or processes entering the public domain without the Company's consent).

         (b) Consultant acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by the Consultant, or made available to the Consultant prior or during the term of this Agreement, concerning the Company's and its subsidiaries' business, shall be the Company's property and shall be delivered to the Company on the termination of this Agreement or at any other time on request by the Board of Directors of the Company.

         (c) The provisions of this Paragraph 6 shall survive the termination or expiration of this Agreement for a period of six months irrespective of the reason therefor.





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         7.      Notices.

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be personally delivered or mailed (by registered or certified mail) to Stanwich Partners, Inc., One Stamford Landing, 62 Southfield Avenue, Stamford, Connecticut 06902,
Attention: Charles E. Bradley, in the case of the Consultant, or to the Company at One Gorham Island, Westport, Connecticut 06880, Attention: William
O. Thomas, or to such office or address as the Company shall notify Consultant.

         Any such notices shall be effective upon receipt, if personally delivered, or three business days after mailing, if mailed.

         8.      Assignability and Binding Effect.

         This Agreement shall inure to the benefit of and shall be binding upon the successors, assigns and legal representatives of the Consultant, and shall inure to the benefit of and be binding upon the Company and its successors, but the obligations of the Consultant and the Company may not be delegated without the prior written consent of the other party.

         9.      Complete Understanding.

         This Agreement constitutes the complete understanding between the parties with respect to the engagement of the Consultant hereunder and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto.

         10.     Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         11.     Severability.

         In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

         12.     Paragraph Headings.

         The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.





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         13.      Termination of Old Consulting Agreements.

         This Agreement supersedes and replaces the Old Consulting Agreements (as defined below) which have either terminated or are hereby terminated. As used herein, the term "Old Consulting Agreements" means, collectively, the Consulting Agreement dated as of April 3, 1986 between the Company and the Consultant (as amended); the Consulting Agreement dated December 23, 1988 between the Consultant and Lyons Integrated Systems, Inc; and the Consulting Agreement dated as of July 1, 1992 between the Company and the Consultant.

         IN WITNESS WHEREOF, the parties hereto have caused this document to be executed under seal as of the day and year first above written.

                                        DEVLIEG-BULLARD, INC.



                                        By: /s/ William O. Thomas
                                            -----------------------
                                           Name:  William O. Thomas
                                           Title: President



                                        STANWICH PARTNERS, INC.


                                        By: /s/ John G. Poole
                                            -----------------------
                                           Name:  John G. Poole
                                           Title: Vice President





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